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Exhibit 10.04

$50,000.00	February 9, 2000

PROMISSORY NOTE

    FOR VALUE RECEIVED, the undersigned, PAUL LUNDBERG (the "Maker"), hereby promises to pay to the order of ZAMBA CORPORATION, a Delaware corporation, or registered assigns (the "Holder"), the principal sum of FIFTY THOUSAND DOLLARS (the "Note Amount") in TWELVE (12) monthly payments of principal and interest in the amount noted on the below payment schedule (the "Payment Amount"), commencing on AUGUST 10, 2000, and ending on JULY 10, 2001 (the "Maturity Date"). Interest shall be calculated at the rate equal to the Prime Rate, which for purposes of this Note, shall mean the rate published by the Wall Street Journal as of the date of this Note.

Payment Schedule

		Principal payment	Interest payment	Payment Amount	Balance remaining
					50,000.00
Pymt 1	8/10/00	4,166.67	2,187.50	6,354.17	45,833.33
Pymt 2	9/10/00	4,166.67	334.20	4,500.87	41,666.67
Pymt 3	10/10/00	4,166.67	303.82	4,470.49	37,500.00
Pymt 4	11/10/00	4,166.67	273.44	4,440.10	33,333.33
Pymt 5	12/10/00	4,166.67	243.06	4,409.72	29,166.67
Pymt 6	1/10/01	4,166.67	212.67	4,379.34	25,000.00
Pymt 7	2/10/01	4,166.67	182.29	4,348.96	20,833.33
Pymt 8	3/10/01	4,166.67	151.91	4,318.58	16,666.67
Pymt 9	4/10/01	4,166.67	121.53	4,288.19	12,500.00
Pymt 10	5/10/01	4,166.67	91.15	4,257.81	8,333.33
Pymt 11	6/10/01	4,166.67	60.76	4,227.43	4,166.67
Pymt 12	7/10/01	4,166.67	30.38	4,197.05	—
		50,000.00	4,192.71	54,192.71

    All payments made hereunder shall be made in lawful currency of the United States of America in cash or by check payable to the Holder, Attn: Controller, 7301 Ohms Lane, Suite 200, Minneapolis, Minnesota 55439, or at such other place as the registered holder may designate in writing. The Maker reserves the right to prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind, provided that interest shall continue to accrue on the original Note Amount unless accrued interest is added to the amount prepaid. Prepayment shall not change the Payment Amount, but may change the number of payments required.

    No delay or failure by the registered Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive. The delay or failure to exercise any right hereunder shall not waive such right.

    By executing this Note the Maker represents to the registered Holder that he is duly authorized and empowered to execute and deliver this Note and that this Note constitutes the legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

    THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

    IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.

By	/S/ PAUL LUNDBERG
Paul Lundberg

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PROMISSORY NOTE